EXHIBIT 31.1

Certification of Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Raymond D. Zinn, certify that:
1.I have reviewed this Amendment No. 1 of the quarterly report on Form 10-Q of Micrel, Incorporated;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	August 14, 2014	By	/s/ Raymond D. Zinn
Raymond D. Zinn
President, Chief Executive Officer and Director
(Principal Executive Officer)

Certification of Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert E. DeBarr, certify that:
1.I have reviewed this Amendment No. 1 of the quarterly report on Form 10-Q of Micrel, Incorporated;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	August 14, 2014	By	/s/ Robert E. DeBarr
Robert E. DeBarr
Chief Financial Officer and Vice President of Finance and Human Resources
(Principal Financial and Accounting Officer)